EXHIBIT (j)(1)(a)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated January 31, 2000, relating to the financial statements and financial highlights which appear in the December 31, 2000 Annual Report to Shareholders of Eclipse Funds, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Counsel and Auditors" in such Registration Statement.

                                                     PricewaterhouseCoopers LLP

New York, New York
April 26, 2000


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                        Report of Independent Accountants

To the Board of Trustees and Shareholders of Eclipse Funds

In our opinion, the accompanying statements of net assets and the related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of the Eclipse Ultra Short Term Income Fund, the Eclipse Balanced Fund, the Eclipse Mid Cap Value Fund, and the Eclipse Small Cap Value Fund, series of Eclipse Funds, (hereafter referred to as the "Funds") at December 31, 1999, and the results of each of their operations, the changes in each of their net assets and the financial highlights for the year then ended, in conformity with accounting principles generally accepted in the United States. These financial statements and financial highlights (hereafter referred to as "financial statements") are the responsibility of the Funds' management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these financial statements in accordance with auditing standards generally accepted in the United States which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit, which included confirmation of securities at December 31, 1999 by correspondence with the custodian and brokers, provides a reasonable basis for the opinion expressed above. The financial statements for the year ended December 31, 1998, including the financial highlights for each of the four years in the period then ended, were audited by other independent accountants whose report dated January 28, 1999 expressed an unqualified opinion on those financial statements.

PricewaterhouseCoopers LLP
New York, New York
January 31, 2000